UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2019 (January 8, 2019)

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-11730	84-1089377
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2545 Santa Clara Avenue

Alameda, CA 94501

               (Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

On January 8, 2019, NewBridge Global Ventures, Inc. (the “Company”) completed the first close on its $7.5 million private offering of securities (the “Offering”), whereby the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain accredited investors, pursuant to which the Company shall issue to those investors $1,073,905 worth of 10% convertible promissory notes, convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a  conversion price of $1.00 per share upon the terms and subject to the conditions set forth in the Note Purchase Agreement and the Notes (the “Notes”), for a maximum of $7.5 million. The Notes have a maturity date of twelve (12) months if not converted. The foregoing is merely a summary of the Offering and the Notes, and is qualified in its entirety by reference to the Notes, a form of which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)         Exhibits

The exhibits listed below are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Form of Note
10.2	Form of Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NewBridge Global Ventures, Inc. (Registrant)

Dated: January 15, 2019	By: /s/ Robert Bench Name: Robert Bench Title: Principal Executive Officer